Exhibit 10.39

MLA No. CF101E

AMENDMENT

THIS AMENDMENT is entered into as of July 31, 2003, between CoBANK, ACB (“CoBank”) and FCSTONE TRADING, LLC, West Des Moines, Iowa, (the “Company”).

BACKGROUND

CoBank and the Company are parties to a Master Loan Agreement dated September 1, 1999, (such agreement, as previously amended, is hereinafter referred to as the “MLA”). CoBank and the Company now desire to amend the MLA. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), CoBank and the Company agree as follows:

1. Section 8(H)(ii) of the MLA is hereby amended and restated to read as follows:

SECTION 8. Affirmative Covenants. Unless otherwise agreed to in writing by CoBank while this agreement is in effect, the Company agrees to:

(H) Reports and Notices. Furnish to CoBank:

(ii) Interim Financial Statements. As soon as available, but in no event more than 30 days after the end of each month, a balance sheet of the Company as of the end of such month, a statement of income for the Company for such period and for the period year to date, and such other interim statements as CoBank may specifically request, all prepared in reasonable detail and in comparative form in accordance with GAAP consistently applied and, if required by written notice from CoBank, certified by an authorized officer or employee of the Company acceptable to CoBank.

2. Section 8(H) is hereby amended to add the following subsections (ix), (x), and (xi) as follows:

SECTION 8. Affirmative Covenants. Unless otherwise agreed to in writing by CoBank while this agreement is in effect, the Company agrees to:

(H) Reports and Notices.

(ix) Monthly Fuel Program Reports. Provide CoBank (in a form acceptable to CoBank) monthly reporting of the fuel purchase program in a form acceptable to CoBank which details the participants in the program and their initial dollar deposit, fuel purchases and payables outstanding by participants each month, the hedging activity and gain/loss information for each participant, the Company-owned fuel levels in each pipeline, and the current fuel price.

(x) Contracts and Agreements. A copy of the following documents will be provided to CoBank: contract(s) between Company and the pipeline(s).

(xi) Distributor Status. Any change in status of FCStone Trading, LLC as distributor must have prior approval of CoBank, and new distributor must receive prior approval of CoBank.

3. Section 9(E) of the MLA is hereby amended and restated to read as follows:

SECTION 9. Negative Covenants. Unless otherwise agreed to in writing by CoBank, while this agreement is in effect the Company will not:

(E) Loans. Lend or advance money, credit or property to any person or entity, except for trade credit extended in the ordinary course of business, and loans or advances to any single participant in the GIII Shippers Alliance program in an aggregate principal amount not to exceed $250,000 at any one time outstanding.

4. Section 10 of the MLA is hereby amended and restated to read as follows:

SECTION 10. Financial Covenants. Unless otherwise agreed to in writing, while this agreement is in effect:

(A) Minimum Adjusted Working Capital. The Company will have at the end of each period for which financial statements are required to be furnished under Section 8(H)(i) and (ii) hereof, an excess of current assets over current liabilities of not less than $2,000,000.00, all as determined in accordance with GAAP consistently applied; provide, however, that for the purposes of this covenant calculation, the amount of any cash deposit pledged by the Company for an FGDI, LLC letter of credit shall not be considered a current asset.

(B) Minimum Adjusted Net Worth. The Company will have at the end of each period for which financial statements are required to be furnished under Section 8(H)(i) and (ii) hereof, an excess of total assets over total liabilities of not less than $1,800,000.00, all as determined in accordance with GAAP consistently applied; provided, however, that for the purposes of this covenant calculation, the amount of any cash deposit pledged by the Company for an FGDI, LLC letter of credit shall not be considered a current or non-current asset.

5. Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB		FCSTONE TRADING, LLC

By:	/s/ Teresa L. Fountain	By:	/s/ Robert V. Johnson
Title:	Assistant Corporate Secretary	Title:	Treasurer

8/22/03

/s/ DH